Exhibit 99.1

Contact: Jane M. Elliott

770-829-8234 Voice

770-829-8267 Fax

investor.relations@globalpay.com

Global Payments Reports Fourth Quarter and Year End Earnings

ATLANTA, July 27, 2010 — Global Payments Inc. (NYSE: GPN) today announced results for its fiscal fourth quarter and year ended May 31, 2010. For the full year, revenues grew 12% to $1,642.5 million compared to $1,462.3 million in the prior fiscal year. Normalized diluted earnings per share from continuing operations grew 21% to $2.54 compared to $2.10 in the prior year.

For the fourth quarter, revenues grew 16% to $425.1 million compared to $367.9 million in the prior year. Normalized diluted earnings per share from continuing operations grew 35% to $0.58 compared to $0.43 in the prior year quarter.

These results include the favorable impact of foreign currency exchange rates during the quarter and year. On a constant currency basis (See Schedule 7), revenue and normalized diluted earnings per share from continuing operations grew 12% and 21%, respectively for the quarter and 11% and 16%, respectively for the full year.

On a GAAP basis, the company reported full year diluted earnings per share from continuing operations of $2.52 compared to $2.10 in the prior year, and for the fourth quarter GAAP basis, diluted earnings per share from continuing operations of $0.56 compared to $0.43 in the prior year quarter. The fourth quarter and full year results include a one-time, pretax termination benefit of $2.6 million (See Schedule 4 for reconciliation details).

Chairman and CEO, Paul R. Garcia, stated, “Despite a challenging macroeconomic environment, I am pleased with our strong execution in all of our regions this past year. We delivered solid results for the quarter which demonstrates steady growth in our

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GPN Reports Fourth Quarter and Year End Earnings

July 27, 2010

U.S. businesses and continued successful execution in our international businesses.

“Based on our current outlook, we are providing fiscal 2011 annual revenue expectations of $1,735 million to $1,770 million, or 6% to 8% growth over fiscal 2010, and fiscal 2011 annual diluted EPS expectations of $2.68 to $2.77, reflecting 6% to 9% growth over fiscal 2010 normalized EPS from continuing operations. On a constant currency basis, we expect fiscal 2011 annual revenue growth of 7% to 9% and annual diluted earnings per share growth of 7% to 10% growth over fiscal 2010,” said Garcia.

Fiscal 2011 diluted earnings per share expectations exclude an estimated $14 million or $0.12 of start-up expenses relating to a new Global Service Center in Manila, Philippines which will support customer and operational functions.

Conference Call

Global Payments will hold a conference call today, July 27, 2010 at 4:30 p.m. ET to discuss financial results and business highlights. Callers may access the conference call via the company’s Web site at www.globalpaymentsinc.com by clicking the “Webcast” button; or callers in North America may dial 1-800-289-0544 and callers outside North America may dial 1-913-312-0710. The pass code is “GPN.” A replay of the call may be accessed through the Global Payments’ Web site through August 17, 2010.

Global Payments Inc. (NYSE:GPN) is a leading provider of electronic transaction processing services for merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi-national corporations located throughout the United States, Canada, Europe, and the Asia-Pacific region. Global Payments offers a comprehensive line of processing solutions for credit and debit cards, business-to-business purchasing cards, gift cards, electronic check conversion and check guarantee, verification and recovery including electronic check services, as well as terminal management. Visit www.globalpaymentsinc.com for more information about the company and its services.

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GPN Reports Fourth Quarter and Year End Earnings

July 27, 2010

This announcement and comments made by Global Payments’ management during the conference call may contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue and earnings estimates and management’s expectations regarding future events and developments, are forward-looking statements and are subject to significant risks and uncertainties. Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include the following: foreign currency risks which become increasingly relevant as we expand internationally, the effect of current worldwide economic conditions, including a decline in the value of the U.S. dollar, and future performance and integration of recent acquisitions, and other risks detailed in the company’s SEC filings, including the most recently filed Form 10-Q or Form 10-K, as applicable. The company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

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SCHEDULE 1

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)
	Three Months Ended May 31,			Year Ended May 31,
	2010	2009	% Change	2010	2009	% Change

Revenues	$425,050	$367,934	16%	$1,642,468	$1,462,306	12%

Operating expenses:
Cost of service	152,322	130,224	17%	584,609	504,855	16%
Sales, general and administrative	201,243	174,048	16%	734,580	664,905	10%

	353,565	304,272	16%	1,319,189	1,169,760	13%

Operating income	71,485	63,662	12%	323,279	292,546	11%

Other income (expense):
Interest and other income	1,930	651	196%	4,629	7,005	(34%)
Interest and other expense	(4,814)	(925)	420%	(17,519)	(7,282)	141%

	(2,884)	(274)	953%	(12,890)	(277)	NM

Income from continuing operations before income taxes	68,601	63,388	8%	310,389	292,269	6%
Provision for income taxes	(17,890)	(19,223)	(7%)	(87,379)	(85,252)	2%

Income from continuing operations	50,711	44,165	15%	223,010	207,017	8%
(Loss) income from discontinued operations, net of tax	(11,679)	2,637	NM	(3,901)	(132,839)	NM

Net income including noncontrolling interests	39,032	46,802	(17%)	219,109	74,178	195%
Less: Net income attributable to noncontrolling interests, net of tax	(4,842)	(9,243)	(48%)	(15,792)	(36,961)	(57%)

Net income attributable to Global Payments	$34,190	$37,559	(9%)	$203,317	$37,217	446%

Amounts attributable to Global Payments:
Income from continuing operations	$45,869	$34,922	31%	$207,218	$170,056	22%
(Loss) income from discontinued operations, net of tax	(11,679)	2,637	NM	(3,901)	(132,839)	(97%)

Net income attributable to Global Payments	$34,190	$37,559	NM	$203,317	$37,217	446%

Basic earnings per share attributable to Global Payments:
Income from continuing operations	$0.56	$0.43	30%	$2.56	$2.12	21%
(Loss) income from discontinued operations, net of tax	(0.14)	0.04	NM	(0.05)	(1.66)	(97%)

Net income	$0.42	$0.47	(11%)	$2.51	$0.46	446%

Diluted earnings per share attributable to Global Payments:
Income from continuing operations	$0.56	$0.43	30%	$2.52	$2.10	20%
(Loss) income from discontinued operations, net of tax	(0.14)	0.03	NM	(0.04)	(1.64)	(98%)

Net income	$0.42	$0.46	(9%)	$2.48	$0.46	439%

Weighted average shares outstanding[1]:
Basic	81,203	80,399		81,075	80,160
Diluted	82,142	80,920		82,120	81,049

[1]

Pursuant to the retrospective adoption of FASB guidance on participating securities (ASC 260-10-45-40), basic and diluted weighted average shares outstanding have been increased by 493 and 54, respectively for the three months ended May 31, 2009, and 442 and 57, respectively for the year ended May 31, 2009.

NM - Not Meaningful

SCHEDULE 2

INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO GLOBAL PAYMENTS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)
	Three Months Ended May 31,			Year Ended May 31,
	2010	2009	% Change	2010	2009	% Change

Revenues	$425,050	$367,934	16%	$1,642,468	$1,462,306	12%

Operating expenses:
Cost of service	152,322	130,224	17%	584,609	504,855	16%
Sales, general and administrative	201,243	174,048	16%	734,580	664,905	10%

	353,565	304,272	16%	1,319,189	1,169,760	13%

Operating income	71,485	63,662	12%	323,279	292,546	11%

Other income (expense):
Interest and other income	1,930	651	196%	4,629	7,005	(34%)
Interest and other expense	(4,814)	(925)	420%	(17,519)	(7,282)	141%

	(2,884)	(274)	953%	(12,890)	(277)	NM

Income from continuing operations before income taxes	68,601	63,388	8%	310,389	292,269	6%
Provision for income taxes	(17,890)	(19,223)	(7%)	(87,379)	(85,252)	2%

Income from continuing operations including noncontrolling interests	50,711	44,165	15%	223,010	207,017	8%
Less: Net income attributable to noncontrolling interests, net of tax	(4,842)	(9,243)	(48%)	(15,792)	(36,961)	(57%)

Net income from continuing operations attributable to Global Payments	$45,869	$34,922	31%	$207,218	$170,056	22%

Basic earnings per share	$0.56	$0.43	30%	$2.56	$2.12	21%

Diluted earnings per share	$0.56	$0.43	30%	$2.52	$2.10	20%

Weighted average shares outstanding:
Basic	81,203	80,399		81,075	80,160
Diluted	82,142	80,920		82,120	81,049

NM - Not Meaningful

SCHEDULE 3

SEGMENT INFORMATION CONTINUING OPERATIONS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)
	Three Months Ended May 31,			Year Ended May 31,
	2010	2009	% Change	2010	2009	% Change

Revenues:
United States	$242,975	$206,475	18%	$902,844	$805,557	12%
Canada	80,720	68,515	18%	317,272	301,294	5%

North America Merchant Services	323,695	274,990	18%	1,220,116	1,106,851	10%

Europe	72,238	70,240	3%	315,023	265,121	19%
Asia-Pacific	29,117	22,704	28%	107,329	90,334	19%

International Merchant Services	101,355	92,944	9%	422,352	355,455	19%

Total Revenues	$425,050	$367,934	16%	$1,642,468	$1,462,306	12%

Operating Income:
North America Merchant Services	$64,966	$59,563	9%	$275,386	$272,972	1%
International Merchant Services	25,346	20,627	23%	113,699	82,763	37%
Corporate	(18,827)	(16,528)	(14%)	(65,806)	(63,189)	(4%)

Operating Income	$71,485	$63,662	12%	$323,279	$292,546	11%

SCHEDULE 4

INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO GLOBAL PAYMENTS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

Reconciliation to Exclude Termination Benefits from Normalized Results

(In thousands, except per share data)
	Three Months Ended May 31,				Year Ended May 31,
	2010			2009	2010			2009
	Normalized	Termination Benefits[1]	GAAP	GAAP	Normalized	Termination Benefits[1]	GAAP	GAAP

Revenues	$425,050	$—	$425,050	$367,934	$1,642,468	$—	$1,642,468	$1,462,306

Operating expenses:
Cost of service	152,322	—	152,322	130,224	584,609	—	584,609	504,855
Sales, general and administrative	198,660	2,583	201,243	174,048	731,997	2,583	734,580	664,905

	350,982	2,583	353,565	304,272	1,316,606	2,583	1,319,189	1,169,760

Operating income	74,068	(2,583)	71,485	63,662	325,862	(2,583)	323,279	292,546

Other income (expense):
Interest and other income	1,930	—	1,930	651	4,629	—	4,629	7,005
Interest and other expense	(4,814)	—	(4,814)	(925)	(17,519)	—	(17,519)	(7,282)

	(2,884)	—	(2,884)	(274)	(12,890)	—	(12,890)	(277)

Income from continuing operations before income taxes	71,184	(2,583)	68,601	63,388	312,972	(2,583)	310,389	292,269
Provision for income taxes	(18,836)	946	(17,890)	(19,223)	(88,325)	946	(87,379)	(85,252)

Income from continuing operations	52,348	(1,637)	50,711	44,165	224,647	(1,637)	223,010	207,017
Less: Net income attributable to noncontrolling interests, net of tax	(4,842)	—	(4,842)	(9,243)	(15,792)	—	(15,792)	(36,961)

Net income from continuing operations attributable to Global Payments	$47,506	$(1,637)	$45,869	$34,922	$208,855	$(1,637)	$207,218	$170,056

Diluted shares	82,142	—	82,142	80,920	82,120	—	82,120	81,049
Diluted earnings (loss) per share	$0.58	$(0.02)	$0.56	$0.43	$2.54	$(0.02)	$2.52	$2.10

We supplemented our reporting of income from continuing operations and earnings per share information determined in accordance with GAAP by reporting income from continuing operations and earnings per share for fiscal 2010 on a “normalized” basis in this earnings release as a measure to help evaluate performance. We calculated income from continuing operations and earnings per share on a normalized basis by excluding non-recurring charges related to termination benefits. We exclude the impact of non-recurring charges in order to more clearly focus on the factors we believe are pertinent to the daily management of our operations. Our income from continuing operations and earnings per share reported on a normalized basis should be considered in addition to, and not as a substitute for, income from continuing operations and earnings per share determined in accordance with GAAP. Our measures of income from continuing operations and earnings per share on a normalized basis reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

[1]	Termination benefits represent amounts due to our former President and Chief Operating Officer pursuant to his termination agreement dated April 21, 2010. Also reflects the related income tax benefit.

SCHEDULE 5

CONSOLIDATED BALANCE SHEETS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)
	May 31, 2010	May 31, 2009

ASSETS
Current assets:
Cash and cash equivalents	$769,946	$426,935
Accounts receivable, net of allowances for doubtful accounts of $269 and $553, respectively	131,817	122,831
Claims receivable, net of allowance for losses of $4,208 and $4,026, respectively	664	607
Settlement processing assets	13,741	6,675
Inventory, net of obsolescence reserves of $908 and $653, respectively	9,740	5,914
Deferred income taxes	2,752	3,789
Prepaid expenses and other current assets	39,604	28,437

Total current assets	968,264	595,188

Property and equipment, net of accumulated depreciation of $119,402 and $121,189, respectively	183,938	176,226
Goodwill	569,090	625,120
Other intangible assets, net of accumulated amortization of $145,076 and $189,560, respectively	205,110	258,094
Deferred income taxes	90,470	—
Other	22,454	22,193

Total assets	$2,039,326	$1,676,821

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Lines of credit	$79,187	$10,174
Notes payable - current portion	148,169	29,393
Payables to money transfer beneficiaries	—	12,343
Accounts payable and accrued liabilities	173,575	167,700
Settlement processing obligations	265,110	106,934
Income taxes payable	6,430	9,633

Total current liabilities	672,471	336,177

Notes payable	272,965	167,610
Deferred income taxes	88,265	76,405
Other long-term liabilities	31,436	19,009

Total liabilities	1,065,137	599,201

Commitments and contingencies

Redeemable noncontrolling interest	102,672	399,377

Shareholders’ equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 200,000,000 shares authorized; 82,028,945 issued and 79,646,055 outstanding at May 31, 2010 and 80,445,009 issued and outstanding at May 31, 2009	—	—
Paid-in capital	460,747	405,241
Retained earnings	544,772	273,090
Treasury stock; 2,382,890 shares at May 31, 2010	(100,000)	—
Accumulated other comprehensive loss	(44,255)	(10,901)

Total Global Payments Inc. shareholders’ equity	861,264	667,430

Noncontrolling interest	10,253	10,813

Total equity	871,517	678,243

Total liabilities and equity	$2,039,326	$1,676,821

Presentation of prior year amounts have been adjusted to retrospectively conform with FASB guidance on noncontrolling interests.

SCHEDULE 6

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)
	Year Ended May 31,
	2010	2009
Cash flows from operating activities:
Net income including noncontrolling interests	$219,109	$74,178
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	35,864	35,434
Amortization of acquired intangibles	32,803	30,854
Share-based compensation expense	18,072	14,570
Provision for operating losses and bad debts	25,025	25,595
Deferred income taxes	2,722	5,457
Loss on disposal of discontinued operations	24,310	—
Impairment of goodwill and identified intangible assets	—	147,664
Other, net	2,443	4,036
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(11,689)	(25,077)
Claims receivable	(14,936)	(17,201)
Settlement processing assets and obligations, net	140,962	60,700
Inventory	(4,727)	(1,653)
Prepaid expenses and other assets	(13,710)	4,438
Payables to money transfer beneficiaries	(6,107)	3,067
Accounts payable and accrued liabilities	18,803	23,251
Income taxes payable	(3,183)	(2,342)

Net cash provided by operating activities	465,761	382,971

Cash flows from investing activities:
Business and intangible asset acquisitions	(29,513)	(525,205)
Net proceeds from disposition of business	60,231	—
Capital expenditures	(56,054)	(40,940)
Net increase in financing receivables	(179)	—
Proceeds from sale of investment and contractual rights	311	6,888

Net cash used in investing activities	(25,204)	(559,257)

Cash flows from financing activities:
Net borrowings on lines of credit	69,013	8,647
Proceeds from issuance of notes payable	305,744	200,000
Principal payments under notes payable	(75,205)	(16,734)
Acquisition of redeemable noncontrolling interests	(307,675)	—
Proceeds from stock issued under share-based compensation plans	30,248	9,050
Tax benefit from share-based compensation plans	7,186	880
Repurchase of common stock	(98,080)
Dividends paid	(6,497)	(6,417)
Contribution from noncontrolling interest holder	—	358
Distribution to noncontrolling interests	(20,484)	(34,299)

Net cash (used in) provided by financing activities	(95,750)	161,485

Effect of exchange rate changes on cash	(1,796)	(14,324)

Increase (decrease) in cash and cash equivalents	343,011	(29,125)
Cash and cash equivalents, beginning of period	426,935	456,060

Cash and cash equivalents, end of period	$769,946	$426,935

Presentation of prior year amounts have been adjusted to retrospectively conform with FASB guidance on noncontrolling interests.

SCHEDULE 7

CONSTANT CURRENCY SUMMARY

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In millions, except per share data)
	Q4 FY10 Actual	% change Q4 FY09	YTD FY10 Actual	% change YTD FY09	Fiscal 2011 Outlook	% Change FY10

Revenues
Constant currency[1]	$411	12%	$1,625	11%	$1,740 to $1,775	7% to 9%
Foreign currency impact[2]	14	4%	17	1%	—	—

Revenues from continuing operations	$425	16%	$1,642	12%	$1,735 to $1,770	6% to 8%

Diluted Earnings Per Share
Constant currency[1]	$0.52	21%	$2.44	16%	$2.71 to $2.79	7% to 10%
Foreign currency impact[2]	0.06	14%	0.10	5%	—	—

Normalized diluted EPS from continuing operations	0.58	35%	2.54	21%	$2.68 to $2.77	6% to 9%
Termination benefits[3]	(0.02)	(5%)	(0.02)	(1%)	—	—

Diluted EPS from continuing operations	$0.56	30%	$2.52	20%	$2.68 to $2.77	6% to 10%

We supplemented our reporting of total revenues and earnings per share information determined in accordance with GAAP by reporting revenues and earnings per share for fiscal 2010 on a “constant currency” basis in this earnings release as a measure to help evaluate performance. We calculated revenues and earnings per share on a constant currency basis by converting our fiscal 2010 actual revenues and expenses at fiscal 2009 exchange rates. We exclude the impact of exchange rate fluctuations in order to more clearly focus on the factors we believe are pertinent to the daily management of our operations, and our management uses constant currency measures to evaluate the impact of operational business decisions. Our revenues and earnings per share reported on a constant currency basis should be considered in addition to, and not as a substitute for, revenues and earnings per share determined in accordance with GAAP. Our measures of revenues and earnings per share on a constant currency basis reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

[1]	Reflects current period results on a pro forma basis as if foreign currency rates did not change from the comparable prior year period.
[2]	Reflects the impact of changes in foreign currency rates from the comparable prior year period.
[3]	Termination benefits represent amounts due to our former President and Chief Operating Officer pursuant to his termination agreement dated April 21, 2010. Also reflects the related income tax benefit.